Exhibit 99.1

SIXTH AMENDMENT
 TO FINANCING AGREEMENT

SIXTH AMENDMENT, dated as of October 3, 2017 (this “Amendment”), to the Financing Agreement, dated as of June 24, 2016 (as amended, supplemented, replaced or otherwise modified from time to time, the “Financing Agreement”), by and among Rimini Street, Inc., a Nevada corporation (the “Parent”; and together with each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as thereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Cortland Capital Market Services LLC (“Cortland”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), Cortland, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and CB Agent Services LLC, a Delaware limited liability company (“Colbeck”) as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Origination Agent” and together with the Collateral Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrowers, the Guarantors, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.          Amendments.

(a)          New Definitions. Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

““Condition A” means that, within six months after the Merger Closing Date, the outstanding principal amount of the Term Loan is less than $95,000,000.”

““Condition B” means that, within six months after the Merger Closing Date, the Borrowers have added at least $42,500,000 in the aggregate in cash to the Blocked Account from Net Cash Proceeds (which, for the avoidance of doubt, shall not be net of more than $20,000,000 in transaction expenses incurred in connection with the Merger Transactions) from the Merger Transactions and/or other Equity Issuances, in each case, after payment of transaction expenses and repayments of the Term Loan. The Borrowers agree to provide prompt written notice to the Agents certifying that Condition B has occurred.”

““Converted Amount” has the meaning specified therefor in Section 2.01(c).”

““Excess Merger Transaction Proceeds” means the amount equal to (i) the aggregate amount of proceeds received from the Merger Transactions minus (ii) the aggregate amount of transaction costs paid by the Loan Parties on the Merger Closing Date in connection with the Merger Transactions minus (iii) $25,000,000 of cash proceeds received from the Merger Transactions that is placed on the Borrower’s balance sheet minus (iv) $5,000,000.”

““Existing Converting Fees” has the meaning specified therefor in Section 2.01(c).”

““Existing Term Loan Indebtedness” has the meaning specified therefor in Section 2.01(c).”

““Merger Agreement” means the Agreement and Plan of Merger, dated as of May 16, 2017 (as amended from time to time in accordance with this Agreement), by and among GP Investments Acquisition Corp., a Cayman Islands exempted company limited by shares (“Acquiror”), Let’s Go Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), the Parent and the initial Holder Representative party thereto.”

““Merger Cash” means the “Available Acquiror Cash” (as such term is defined in the Merger Agreement).”

““Merger Closing Date” means the date on which the “Second Effective Time” (as such term is defined in the Merger Agreement) occurs.”

““Merger Transactions” means the transactions contemplated by the Merger Agreement, including without limitation, the mergers pursuant thereto and the consummation of any third party equity financing to Acquiror to raise Merger Cash.”

““Post-Merger Period” means the period from and after the Sixth Amendment Effective Date to and including the date that is six months after the Merger Closing Date.”

““Sixth Amendment” means the Sixth Amendment to Financing Agreement, dated as of October 3, 2017, by and among the Agents, the Lenders and the Loan Parties.”

““Sixth Amendment Effective Date” means the date on which each of the conditions precedent set forth in Section 4 of the Sixth Amendment have been either satisfied or waived.”

(b)          Existing Definitions.

(i)          The definition of “Applicable Premium Trigger Event” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Premium Trigger Event” means

(a)          any payment by any Loan Party of all, or any part, of the principal balance of any Term Loan for any reason (including, but not limited to, any optional prepayment or mandatory prepayment, but excluding (t) any optional or mandatory prepayment made with any Net Cash Proceeds of the Merger Transactions on the Sixth Amendment Effective Date, (u) up to $50,000,000 in the aggregate of the principal amount of any optional prepayments or mandatory prepayments (it being understood and agreed that such amount shall be reduced by any optional prepayments or mandatory prepayments made by the Borrowers from the Net Cash Proceeds of any Equity Issuances), (v) up to $4,250,000 in the principal amount of any optional prepayments made by the Borrowers in addition to optional prepayments made pursuant to clause (u) above on or before March 31, 2018, (w) any mandatory prepayment applied pursuant to clause (ii)(x) of the second sentence of Section 2.05(d), (x) any regularly scheduled amortization payment made pursuant to the first sentence of Section 2.03(A), (y) any mandatory prepayment made pursuant to Section 2.05(c)(iv) from the insurance proceeds paid in connection with any casualty event and (z) any mandatory prepayment made pursuant to Section 2.05(c)(vi) or Section 2.05(c)(vii)) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations;

(b)          the acceleration of the Obligations for any reason, including, but not limited to, acceleration in accordance with Section 9.01, including as a result of the commencement of an Insolvency Proceeding, but excluding from the calculation of the Applicable Premium $50,000,000 in the aggregate of the principal amount of the Term Loan (it being understood and agreed that such $50,000,000 amount shall be reduced by any optional prepayments or mandatory prepayments made by the Borrowers from the Net Cash Proceeds of any Equity Issuances (excluding Excluded Equity Issuances) after the Merger Closing Date but including any Excess Merger Transaction Proceeds);

(c)          the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to the Collateral Agent, for the account of the Secured Parties in full or partial satisfaction of the Obligations, but excluding from the calculation of the Applicable Premium $50,000,000 in the aggregate of the principal amount of the Term Loan (it being understood and agreed that such $50,000,000 amount shall be reduced by any optional prepayments or mandatory prepayments made by the Borrowers from the Net Cash Proceeds of any Equity Issuances (excluding Excluded Equity Issuances) after the Merger Closing Date but including any Excess Merger Transaction Proceeds);

(d)          any reduction of the Total Delayed Draw Term Loan Commitment (other than any reduction pursuant to Section 2.01(b) or Section 2.05(a)); or

(e)          the termination of this Agreement for any reason not described in clauses (a) through (d) above, but excluding from the calculation of the Applicable Premium $50,000,000 in the aggregate of the principal amount of the Term Loan (it being understood and agreed that such $50,000,000 amount shall be reduced by any optional prepayments or mandatory prepayments made by the Borrowers from the Net Cash Proceeds of any Equity Issuances (excluding Excluded Equity Issuances) after the Merger Closing Date but including any Excess Merger Transaction Proceeds).”

(ii)          The definition of “Budget Compliance Report” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Budget Compliance Report” means a report, in form and substance reasonably satisfactory to the Origination Agent, that sets forth, through the end of the immediately preceding month, a comparison of:

(x) if both Condition A and Condition B have not been met, then: (a) (i) the actual cash receipts for the immediately preceding one month period to the projected cash receipts for such one month period, (ii) the actual cash disbursements, on a line item basis, for the immediately preceding one month period to the projected cash disbursements, on a line item basis, for such one month period, and (iii) the actual Total Invoicing for the immediately preceding two month period to the projected Total Budgeted Invoicing for such two month period, and (b) (i) the actual cash receipts for the immediately preceding two month period to the projected cash receipts for such two month period, (ii) the actual cash disbursements, on a line item basis, for the immediately preceding two month period to the projected cash disbursements, on a line item basis, for such two month period, and (iii) the actual Total Invoicing for the immediately preceding two month period to the projected Total Budgeted Invoicing for such two month period, each as set forth in the Budget for such period, together with a statement as to whether a Material Adverse Deviation has occurred or not; and

(y) if Condition A has been met, (i) the actual cash receipts for the immediately preceding three month period to the projected cash receipts for such three month period, and (ii) the actual aggregate cash disbursements for the immediately preceding three month period to the projected aggregate cash disbursements for such three month period, each as set forth in the Budget for such period, together with a statement as to whether a Material Adverse Deviation has occurred or not.”

(iii)          The definition of “Churn Rate” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Churn Rate” means, with respect to the Parent and its Subsidiaries for any period, the result (expressed as a percentage) of (a) the aggregate amount of recurring invoicing of the Parent and its Subsidiaries lost during such period, divided by (b) the aggregate amount of recurring invoicing of the Parent and its Subsidiaries as of the beginning of such period; provided, that from and after the Sixth Amendment Effective Date, for the trailing twelve month periods ending in the fourth quarter of 2017 through and including September 30, 2018, $3,800,000 shall be subtracted from the amount in clause (a) of this definition.”

(iv)          The definition of “Fee Letter” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Fee Letter” means the third amended and restated fee letter, dated as of the Sixth Amendment Effective Date, among the Borrowers and the Origination Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.”

(v)          The definition of “Material Adverse Deviation” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Material Adverse Deviation” means, as of any date of determination, the occurrence of any of the following:

(x) if both Condition A and Condition B have not been met, then (i) actual cash receipts, in the aggregate, for any two month test period on a rolling basis are less than ninety-five percent (95%) of the amount projected in the Budget for such two month period, or (ii) actual cash disbursements, on a line item basis for any two month test period on a rolling basis exceed one hundred ten percent (110%) of the amount projected for such line item in the Budget for such two month period; provided, that this clause (ii) shall not be breached if (x) the aggregate amount of overages for line items (excluding the commission line item) exceeding one hundred ten percent (110%) of the amount projected for all such line items (excluding the commission line item) in the Budget is less than $1,000,000 for such two month period, (y) the aggregate amount of actual cash disbursements for such two month period do not exceed one hundred five percent (105%) of the aggregate amount projected for cash disbursements in the Budget for such two month period and (z) the aggregate amount of Total Commissions Paid for such two month period is not more than $2,000,000 in excess of Total Budgeted Commissions for such two month period; and

(y) if Condition A has been met, then (i) actual cash receipts, in the aggregate, for any three month test period on a rolling basis are less than ninety-five percent (95%) of the amount projected in the Budget for such three month period, or (ii) the aggregate amount of actual cash disbursements for any three month test period on a rolling basis exceed one hundred five percent (105%) of the amount projected for cash disbursements in the Budget for such three month period.”

(vi)          The definition of “Permitted Indebtedness” in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (l) therein its entirety to read as follows:

“(l)          unsecured Indebtedness of the Parent and its Subsidiaries assumed in connection with the consummation of the Merger Transactions in an aggregate principal amount not to exceed $3,000,000;”

(vii)          The definition of “Permitted Intercompany Investments” in Section 1.01 of the Financing Agreement is hereby amended by replacing the reference therein to “$1,500,000” with “$2,000,000”.

(viii)          The definition of “Permitted Liens” in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (r) therein its entirety to read as follows:

“(r)          Liens on cash collateral on deposit in an Excluded Account of the type described in clause (c) of the definition of Excluded Account in an aggregate amount not to exceed $1,700,000 at any time outstanding solely securing Indebtedness permitted by clause (m) of the definition of Permitted Indebtedness; and”

(ix)          The definition of “Qualified Cash” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Qualified Cash” means, as of any date of determination, (i) the aggregate amount of unrestricted cash on-hand of the Loan Parties maintained in deposit accounts in the name of a Loan Party in the United States as of such date, which deposit accounts are subject to Control Agreements, plus (ii) the aggregate amount of unrestricted cash on-hand of any Foreign Subsidiaries (other than Rimini Street Brazil Serviços de Tecnologia Ltda. and any other Subsidiary organized in Brazil) to the extent such cash does not exceed the lesser of (x) $8,000,000 or (y) 20% (or (A) for the months ending September 30, 2017 through February 28, 2018, 100% and (B) for the months ending December 31, 2018 through February 28, 2019, 100%) of the sum of (1) the cash described in clause (i) above plus (2) the aggregate amount of all unrestricted cash on-hand for all Foreign Subsidiaries, plus (iii) the aggregate amount of cash on-hand of Rimini Street Brazil Serviços de Tecnologia Ltda. and any other Subsidiary organized in Brazil to the extent such cash does not exceed the lesser of (x) $5,000,000 or (y) 15% (or (A) for the months ending September 30, 2017 through February 28, 2018, 100% and (B) for the months ending December 31, 2018 through February 28, 2019, 100%)) of the sum of (1) the cash described in clause (i) above plus (2) the aggregate amount of all unrestricted cash on-hand for all Foreign Subsidiaries.”

(x)          The definition of “Retained Equity Issuance Proceeds ” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Retained Equity Issuance Proceeds” means, as of any date of determination, the amount of the Net Cash Proceeds of all Equity Issuances (other than Excluded Equity Issuances) after the Sixth Amendment Effective Date that are not required to prepay the Term Loan pursuant to Section 2.05(c)(iii), which proceeds shall be deposited into the Blocked Collection Account.”

(xi)          The definition of Specified Equity Issuance Proceeds in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(c)          Section 2.01 (Term Loan). Section 2.01 of the Financing Agreement is hereby amended by adding the following new clause (c) to read as follows:

“(c)          Notwithstanding anything to the contrary contained in this Section 2.01, the Loan Parties hereby acknowledge, confirm and agree that (1) as of September 30, 2017, the outstanding principal amount of the Term Loan is equal to $74,959,869.69 (which amount includes the Term Loan PIK Amount accrued to and including September 30, 2017), (2) immediately prior to the Sixth Amendment Effective Date, the outstanding principal amount of the Term Loan is equal to $75,022,314.43, and is payable pursuant to this Agreement without defense, offset or counterclaim of any kind (such Indebtedness being hereinafter referred to as the “Existing Term Loan Indebtedness”), (3) such Existing Term Loan Indebtedness shall not be repaid on the Sixth Amendment Effective Date, but rather shall be continued and re-evidenced by this Agreement as a portion of the Term Loan outstanding hereunder, (4) immediately prior to the Sixth Amendment Effective Date, there are certain outstanding fees accrued pursuant to the Loan Documents and/or constituting Obligations in an amount equal to $50,000,000 and such fees are payable pursuant to the Loan Documents without defense, offset or counterclaim of any kind (such fees being hereinafter referred to as the “Existing Converting Fees”), (5) on the Sixth Amendment Effective Date the Existing Converting Fees shall be converted into and added to the outstanding principal amount of the Term Loan; provided, that any other outstanding fees accrued pursuant to the Loan Documents that have accrued as of the Sixth Amendment Effective Date and that are not part of the Existing Converting Fees shall remain outstanding as fees and be due and payable in accordance with the Loan Documents, and (6) for all purposes of this Agreement and the other Loan Documents, the sum of the Existing Term Loan Indebtedness immediately prior to the Sixth Amendment Effective Date ($75,022,314.43) and the Existing Converting Fees added to the outstanding principal balance of the Term Loan on the Sixth Amendment Effective Date ($50,000,000) shall constitute the Term Loan outstanding on the Sixth Amendment Effective Date in the principal amount of $125,022,314.43 as set forth on Schedule 1.01(D) hereto.”

(d)          Section 2.04(a) (Interest). Section 2.04(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(a)          Term Loan. The Term Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to fifteen percent (15.00%); provided that a portion of interest accruing at a rate per annum equal to three percent (3.00%) shall be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan; provided, further, that from and after the first date on which both Condition A and Condition B have been met, then the Term Loan shall thereafter bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to twelve percent (12.00%), which such interest shall then all be paid in cash in accordance with Section 2.04(c). Any interest to be so capitalized pursuant to this clause (a) is the Term Loan PIK Amount and shall be capitalized, in arrears, on the first Business Day of each month, commencing on the first Business Day of the month following the month in which such Loan is made, and added to the then outstanding principal amount of the Term Loan and, thereafter, shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Term Loan.”

(e)          Section 2.05(c)(iii) (Equity Issuances). Section 2.05(c)(iii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(iii)          Upon the receipt of any Net Cash Proceeds after the Merger Closing Date from an Equity Issuance (other than Excluded Equity Issuances), the Borrowers shall prepay the outstanding amount of the Loans in accordance with Section 2.05(d) within two (2) Business Days after receipt thereof by such Person. The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any Equity Issuance by a Subsidiary that is prohibited by the terms and conditions of this Agreement.”

(f)          Section 2.05(c)(vi) (Excess Cash Flow). Section 2.05(c)(vi) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(vi)           Concurrently with the delivery to the Agents and the Lenders of audited annual financial statements pursuant to Section 7.01(a)(iii) for each Fiscal Year of the Parent and its Subsidiaries, commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ended December 31, 2019 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(iii), on the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(iii), the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 50% of the Excess Cash Flow of the Parent and its Subsidiaries for such Fiscal Year.”

(g)          Section 2.05(c)(vii) (Customer Prepayments). Section 2.05(c)(vii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(vii)          Intentionally Omitted.”

(h)          Section 2.05(d) (Application of Payments). Section 2.05(d) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(d)          Application of Payments. Each prepayment pursuant to subsections (c)(i), (c)(ii) (c)(iv), (c)(v), and (c)(vi) above shall be applied to the Term Loan, until paid in full. Each prepayment pursuant to subsection (c)(iii) above shall be applied as follows: (i) with respect to the first $42,500,000 of such Net Cash Proceeds received after the Merger Closing Date from an Equity Issuance (other than any Excluded Equity Issuances, but including any Excess Merger Transaction Proceeds), the Borrowers may retain such Net Cash Proceeds as Retained Equity Proceeds on their balance sheet, and (ii) with respect to any other Net Cash Proceeds received after the Merger Closing Date from an Equity Issuance (other than any Excluded Equity Issuances), to be applied as follows: (x) first, to the Term Loan, until the outstanding principal amount of the Term Loan is less than $95,000,000 (without any requirement to pay any Applicable Premium in connection with such prepayment if such prepayment occurs during the Post-Closing Merger Period), (y) second, the Borrowers may retain the next $17,500,000 of such Net Cash Proceeds as Retained Equity Proceeds on their balance sheet and (z) third (A) 50% of such Net Cash Proceeds shall be applied to the Term Loan, until paid in full (with the requirement to pay, subject to clause (a)(u) of the definition of Applicable Premium Trigger Event, any Applicable Premium in connection with such prepayment) and (B) 50% of such Net Cash Proceeds shall be retained by the Borrowers as Retained Equity Proceeds on their balance sheet. Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan in the inverse order of maturity. A payment on the Final Maturity Date is an installment. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has been directed by the Origination Agent or the Required Lenders, to apply payments in respect of any Obligations in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b).”

(i)          Section 5.03(f)(ii) and 5.03(g). Section 5.03(f)(ii) (other than clause (3) therein) of the Financing Agreement shall not apply during the period commencing on the Sixth Amendment Effective Date and ending on February 28, 2018 (it being understood and agreed that clause (3) of Section 5.03(f)(ii) shall apply at all times. Section 5.03(g) of the Financing Agreement shall not apply during the period commencing on the Sixth Amendment Effective Date and ending on February 28, 2018 with respect to Term Loans in an aggregate principal amount not exceeding $5,000,000.

(j)          Section 7.01(a)(iv)(D) (Reporting). Section 7.01(a)(iv)(D) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(D)           in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party and all material insurance coverage planned to be maintained by any Loan Party, together with such other related documents and information as the Origination Agent may reasonably require, (2) the calculation of the Excess Cash Flow in accordance with the terms of Section 2.05(c)(vi) and (3) confirmation that there have been no changes to the information contained in each of the Perfection Certificates delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein;”

(k)          Section 7.01(a). Section 7.01(a) of the Financing Agreement is hereby amended and restated to replace the phrase “Documents required to be delivered pursuant to Section 7.01(a)(i) through (iii) above (to the extent any such documents are included in materials otherwise filed with the SEC, in the same format and with the same details as required herein) may be delivered electronically” therein with the phrase “Documents required to be delivered pursuant to Section 7.01(a)(i) through (iii) above, and Section 7.01(a)(iv)(B)(2), (to the extent any such documents are included in materials otherwise filed with the SEC, in the same format and with the same details as required herein) may be delivered electronically”.

(l)          Section 7.02(m) (Modifications of Indebtedness). Section 7.02(m)(ii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) except for the Obligations, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness), or (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing; provided, that notwithstanding the foregoing, the Loan Parties may repay the Indebtedness outstanding pursuant to clause (l) of the definition of Permitted Indebtedness after the outstanding principal amount of the Term Loan is less than $95,000,000; or”

(m)          Section 7.02(w) (Equity Issuance Expenses). The following new Section 7.02(w) is hereby added to the Financing Agreement to read as follows:

“(w)           Equity Issuance Expenses. Permit (i) if the aggregate gross Merger Cash is not greater than $50,000,000, the aggregate amount of fees, expenses and disbursements paid by the Loan Parties in cash on the Sixth Amendment Effective Date in connection with the consummation of the Merger Transactions on the Sixth Amendment Effective Date to be greater than $20,000,000 or (ii) pay any fees, expenses and disbursements in cash after the Sixth Amendment Effective Date in connection with the consummation of the Merger Transactions on the Sixth Amendment Effective Date to not be in compliance with the Budget.”

(n)          Section 7.03(a) (Leverage Ratio). Section 7.03(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““(a)          Leverage Ratio. At any time after the Loans in respect of the Delayed Draw A Term Loan Commitments have been made hereunder, permit the Leverage Ratio of the Parent and its Subsidiaries for any period of four consecutive fiscal quarters of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Leverage Ratio
March 31, 2018	3.50 to 1.00
June 30, 2018	3.50 to 1.00
September 30, 2018	3.50 to 1.00
December 31, 2018	3.50 to 1.00
March 31, 2019	2.50 to 1.00
June 30, 2019	2.50 to 1.00
September 30, 2019 and on the last day of each fiscal quarter thereafter”	1.50 to 1.00”

(o)          Section 7.03(b) (Liquidity). Section 7.03(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““(b)          Liquidity. At any time, permit the Liquidity of the Parent and its Subsidiaries to be less than the amount set forth in the table below for the applicable period:

Period	Amount
From the Sixth Amendment Effective Date through and including June 30, 2019	$10,000,000
From July 1, 2019 through and including December 31, 2019	$25,000,000
At all times from and after January 1, 2020”	$35,000,000”

(p)          Section 7.03(c) (Churn Rate). Section 7.03(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(c)          Churn Rate. Permit the Churn Rate of the Parent and its Subsidiaries to exceed 20% during any period of four consecutive fiscal quarters of the Parent and its Subsidiaries commencing with the fiscal quarter ended March 31, 2018; provided, that from and after the first date on which Condition A has been satisfied, the covenant set forth in this Section 7.03(c) shall not be in effect or be required to be satisfied at any time thereafter.”

(q)          Section 7.03(d) (Asset Coverage Ratio). Section 7.03(d) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(d)          Asset Coverage Ratio. Permit the Asset Coverage Ratio of the Parent and its Subsidiaries as of the end of any fiscal month of the Parent and its Subsidiaries to be less than the ratio set forth opposite the date set forth below:

Fiscal Month End	Asset Coverage Ratio
October 31, 2017	1.50 to 1.00
November 30, 2017	1.50 to 1.00
December 31, 2017	1.50 to 1.00
January 31, 2018	1.50 to 1.00
February 28, 2018	1.50 to 1.00
March 31, 2018	1.50 to 1.00
April 30, 2018	1.50 to 1.00
May 31, 2018	1.50 to 1.00
June 30, 2018	1.50 to 1.00
July 31, 2018	1.50 to 1.00
August 31, 2018	1.50 to 1.00
September 30, 2018	1.50 to 1.00
October 31, 2018	1.50 to 1.00
November 30, 2018	1.50 to 1.00
December 31, 2018	1.50 to 1.00
January 31, 2019	2.00 to 1.00
February 28, 2019	2.00 to 1.00
March 31, 2019	2.00 to 1.00
April 30, 2019	2.00 to 1.00
May 31, 2019	2.00 to 1.00
June 30, 2019	2.00 to 1.00
July 31, 2019	3.00 to 1.00
August 31, 2019	3.00 to 1.00
September 30, 2019	3.00 to 1.00
October 31, 2019	3.00 to 1.00
November 30, 2019	3.00 to 1.00
December 31, 2019	3.00 to 1.00
January 31, 2020 and on the last day of each fiscal month thereafter	3.50 to 1.00”

(r)          Section 7.03(e) (Marketing Return Ratio). Section 7.03(e) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(e)          Marketing Return Ratio. Permit the Marketing Return Ratio of the Parent and its Subsidiaries for any period of four consecutive fiscal quarters of the Parent and its Subsidiaries to be less than the ratio set forth opposite the date set forth below:

Fiscal Quarter End	Marketing Return Ratio
March 31, 2018 and on the last day of each fiscal quarter thereafter	1.15 to 1.00

provided, that from and after the first date on which Condition A has been satisfied, the covenant set forth in this Section 7.03(e) shall not be in effect or be required to be satisfied at any time thereafter.”

(s)          Section 7.03(f) (Minimum Gross Margin). Section 7.03(f) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(f)          Minimum Gross Margin. Permit the Gross Margin of the Parent and its Subsidiaries as of the end of any fiscal quarter of the Parent, for any period of four consecutive fiscal quarters of the Parent and its Subsidiaries, to be less than the percentage set forth opposite the date set forth below:

Fiscal Quarter End	Gross Margin
September 30, 2017	55%
December 31, 2017	57.5%
March 31, 2018	57.5%
June 30, 2018	57.5%
September 30, 2018	57.5%
December 31, 2018	57.5%
March 31, 2019	57.5%
June 30, 2019	57.5%
September 30, 2019	57.5%
December 31, 2019 and on the last day of each fiscal quarter thereafter	60.0%

provided, that from and after the first date on which Condition A has been satisfied, the covenant set forth in this Section 7.03(f) shall not be in effect or be required to be satisfied at any time thereafter.”

(t)          Schedule 1.01(D). Schedule 1.01(D) is hereby added to the Financing Agreement in the form attached as Annex I hereto.

(u)          Schedule 2.03. Schedule 2.03 to the Financing Agreement is hereby amended and restated in its entirety in the form attached as Annex II hereto.

(v)          Merger Consent. The Loan Parties, the Agents and the Lenders hereby acknowledge and agree that the conditions set forth in those certain consents executed as of May 16, 2017 that require at the closing of the Merger Transactions a payment of at least $35,000,000 be made to the Lenders to reduce the outstanding Obligations are hereby deemed satisfied upon the occurrence of the Sixth Amendment Effective Date (including, without limitation, the conversion set forth in Section 2.01(c) of the Financing Agreement.

3.          Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a)          Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Sixth Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Sixth Amendment Effective Date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Sixth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)          Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite corporate (or equivalent) power and authority to conduct its business as now conducted and as presently contemplated and to execute this Amendment and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated hereby and by the Financing Agreement, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

(c)          Authorization; Etc. The execution, delivery and performance of this Amendment by the Loan Parties, and the performance of the Financing Agreement, (i) have been duly authorized by all necessary corporate (or equivalent) action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law to the extent such contravention would adversely affect the material operations of the Borrowers or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document or any other Permitted Lien) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except for any violation referred to in clause (ii)(C) or clause (iv) above which could not reasonably be expected to have a Material Adverse Effect.

(d)            Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral that were made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

4.          Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner reasonably satisfactory to the Origination Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied or waived being herein called the “Sixth Amendment Effective Date”):

(a)             The Agents shall have received this Amendment, duly executed by the Loan Parties, each Agent and the Lenders;

(b)            The Merger Closing Date shall concurrently occur;

(c)    The representations and warranties contained in this Amendment and in Article VI of the Financing Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Sixth Amendment Effective Date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date);

(d)            No Default or Event of Default shall have occurred and be continuing on the Sixth Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms; and

(e)    The Borrowers shall have paid on or before the Sixth Amendment Effective Date all fees, costs and expenses then payable pursuant to Section 2.06 and Section 12.04, including, without limitation, the reasonable fees and expenses of Schulte Roth & Zabel LLP, counsel to the Origination Agent.

5.          Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Sixth Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended or modified by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

6.          Release. Each Loan Party hereby acknowledges and agrees that, on the Sixth Amendment Effective Date: (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Sixth Amendment Effective Date against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Financing Agreement and the other Loan Documents and (b) each Agent and each Lender has, prior to the Sixth Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the Sixth Amendment Effective Date to such Loan Party and its Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and each Loan Party agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Sixth Amendment Effective Date would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Sixth Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Sixth Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction on or prior to the Sixth Amendment Effective Date related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Sixth Amendment Effective Date.

As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action arising on or prior to the Sixth Amendment Effective Date and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that to the extent permitted under applicable law, the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees and agents, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of the Released Parties above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) the Released Parties on the basis of any claim released, remised and discharged by such Person pursuant to this Section 6. Each Loan Party further agrees that it shall not dispute the validity or enforceability of the Financing Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Collateral Agent’s Lien on any item of Collateral under the Financing Agreement or the other Loan Documents. If any Loan Party or any of its respective successors, assigns, or officers, directors, employees and agents, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as the Released Parties may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by the Released Parties as a result of such violation.

Each Lender hereby acknowledges and agrees that, on the Sixth Amendment Effective Date: (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Sixth Amendment Effective Date against Cortland Capital Market Services LLC, Colbeck Capital Management, LLC or CB Agent Services LLC (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Financing Agreement and the other Loan Documents and (b) each of Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates has, prior to the Sixth Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the Sixth Amendment Effective Date to such Lender and its Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates wish (and each Lender agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Sixth Amendment Effective Date would give rise to any claim by any Lender against Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Lender (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Lender Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Colbeck/Cortland Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Sixth Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Lender Releasor has heretofore had or now or hereafter can, shall or may have against any Colbeck/Cortland Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Sixth Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction on or prior to the Sixth Amendment Effective Date related or attendant thereto, or the agreements of Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC or any of their respective Affiliates contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Sixth Amendment Effective Date.

As to each and every claim released hereunder, each Lender hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Lender also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

7.          Miscellaneous.

(a)    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)   Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)   Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

(e)    Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)    The Borrowers will pay on demand all reasonable fees, costs and expenses of the Agents and the Lenders party to this Amendment in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents and the Lenders party to this Amendment.

8.          Amortization. The Agents and the Lenders hereby acknowledge and agree that (i) the scheduled amortization payment due and payable on October 1, 2017 pursuant to Section 2.03(a) of the Financing Agreement is hereby extended to October 16, 2017, (ii) such amortization payment shall be due and payable on October 16, 2017 if the Merger Closing Date does not occur on or before October 12, 2017 (it being agreed that no amortization payment shall be due on October 16, 2017 if the Merger Closing Date occurs on or before October 12, 2017) and (iii) this Section 8 of this Amendment is effective and enforceable as of October 2, 2017.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

RIMINI STREET, INC.

By:	/s/ Seth Ravin
Name: Seth Ravin
Title: Chief Executive Officer

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC

By:	/s/ Emily Ergang Pappas
Name: Emily Ergang Pappas
Title: Associate Counsel

ORIGINATION AGENT:

CB AGENT SERVICES LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner and COO

LENDER:

COLBECK CAPITAL MANAGEMENT, LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner and COO

LENDER:

COLBECK STRATEGIC LENDING MASTER, L.P.

By: Colbeck Capital Management, LLC, its investment manager

By:	/s/ Baabur Khondker
Name: Baabur Khondker
Title: Chief Financial Officer

LENDER:

CB PARTICIPATIONS SPV, LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner and COO

LENDER:

NORTH HAVEN CREDIT PARTNERS II L.P.

By: MS Credit Partners II GP L.P., its general partner

By: MS Credit Partners II GP Inc., its general partner

By:	/s/ Ashwin Krishnan
Name: Ashwin Krishnan
Title: Managing Director

LENDER:

CION INVESTMENT CORP.

By:	/s/ Gregg Bresner
Name: Gregg Bresner
Title: President and Chief Investment Officer

LENDER:

ALPINE ASSOCIATES, A LIMITED PARTNERSHIP

By:	/s/ Michael Smircich
Name: Michael Smircich
Title: Vice President of the General Partner

LENDER:

ALPINE HERITAGE, L.P.

By:	/s/ Michael Smircich
Name: Michael Smircich
Title: Vice President of the General Partner

LENDER:

ALPINE HERITAGE II, L.P.

By:	/s/ Michael Smircich
Name: Michael Smircich
Title: Vice President of the General Partner

LENDER:

ALPINE HERITAGE OFFSHORE FUND LTD.

By:	/s/ Michael Smircich
Name: Michael Smircich
Title: Vice President

ANNEX I

Schedule 1.01(D)

Lenders	Outstanding Principal Amount of Term Loan after the Sixth Amendment Effective Date
North Haven Credit Partners II, L.P	$43,770,422.86
CION Investment Corp.	$20,000,000.00
Colbeck Capital Management LLC	$5,020,707.57
Colbeck Strategic Lending Master, L.P	$44,024,054.74
CB Participations SPV, LLC	$8,138,086.61
Alpine Associates, A Limited Partnership	$813,808.61
Alpine Heritage, L.P	$2,278,664.13
Alpine Heritage II, L.P	$651,046.89
Alpine Heritage Offshore Fund Ltd.	$325,523,45
Total	$125,022,314.43

ANNEX II

SCHEDULE 2.03

AMORTIZATION SCHEDULE

Commencing on November 1, 2016, the outstanding principal of the Term Loan shall be repayable on the first Business Day of every month, as set forth below:

Month	Amortization Payment
November 2016	$250,000
December 2016	$250,000
January 2017	$500,000
February 2017	$500,000
March 2017	$500,000
April 2017	$500,000
May 2017	$500,000
June 2017	$500,000
July 2017	$1,000,000
August 2017	$1,000,000
September 2017	$1,000,000
October 2017	$0
November 2017	$0
December 2017	$0
January 2018	$1,000,000
February 2018	$1,000,000
March 2018	$1,000,000
April 2018	$1,000,000
May 2018	$1,000,000
June 2018	$1,000,000
July 2018	$1,250,000
August 2018	$1,250,000
September 2018	$1,250,000
October 2018	$1,250,000
November 2018	$1,250,000
December 2018	$1,250,000
January 2019	$1,250,000
February 2019	$1,250,000
March 2019	$1,250,000
April 2019	$1,250,000
May 2019	$1,250,000
June 2019	$1,250,000
July 2019	$1,250,000
August 2019	$1,250,000
September 2019	$1,250,000
October 2019	$1,250,000
November 2019	$1,250,000
December 2019	$1,250,000
January 2020	$1,250,000
February 2020	$1,250,000
March 2020	$1,250,000
April 2020	$1,250,000
May 2020	$1,250,000
June 2020	$1,250,000